THRIVENT SERIES FUND, INC.

Form N-SAR for
Fiscal Period Ended 6-30-10

INDEX TO EXHIBITS

EXHIBIT NO.	ITEM

1.	Transactions effected pursuant to Rule 10f-3. (Item 77.O.)

N-SAR FILING
THRIVENT SERIES FUND, INC.

Affiliated Underwritings
For 6-month period ending June 30, 2010

Fund	Trade Date	CUSIP	Issuer	144A	Price	Par/ Amount	Issuer Size	Percent	Broker	Participating Underwriters	Selling Concession
THRIVENT PARTNER MID CAP VALUE PORTFOLIO	3/18/2010	416515104	HARTFORD FINANCIAL SRVCS GROUP	Y	27.750	11,970	52,252,252	0.0229%	JP MORGAN CHASE BANK	CITI, CREDIT SUISSE, DEUTSCHE BANK, GOLDMAN SACHS, JP MORGAN, BNY MELLON, SUNTRUST RONBINSON-HUMPHREY, UBS INVESTMENT BANK, WELLS FARGO, MORGAN STANLEY,, BOFA MERRILL LYNCH, PIPER JAFFRAY	Underwriting commission: $0.880
THRIVENT PARTNER TECHNOLOGY PORTFOLIO	3/24/2010	13100M509	CALIX, INC.	Y	13.000	16,290	6,328,932	0.2574%	MORGAN STANLEY	GOLDMAN SACHS, JEFFERIES & Co., MORGAN STANLEY, UBS INVESTMENT BANK	Underwriting commission: $0.910
THRIVENT PARTNER TECHNOLOGY PORTFOLIO	6/17/2010	620107102	MOTRICITY, INC	Y	10.000	28,860	6,000,000	0.4810%	JP MORGAN CHASE BANK	DEUTSCHE BANK, GOLDMAN SACHS, JP MORGAN, NEEDHAM & COMPANY, PACIFIC CREST SECURITIES, RBC CAPITAL MARKETS	Underwriting commission $0.7000